EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

THE BOARD OF DIRECTORS
  CENTURY TELEPHONE ENTERPRISES, INC.

     We consent to the use of our reports dated February 4, 1993, incorporated herein by reference and to the references to our firm under the headings "Selected Financial Information--Century Selected Consolidated Operating and Financial Data" and "Experts" in the Proxy Statement and Prospectus. Our report covering the consolidated financial statements refers to changes in the method of accounting for income taxes and postretirement benefits other than pensions.

                                          KPMG PEAT MARWICK


Shreveport, Louisiana
January 5, 1994